UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2025

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(e)       Compensatory Arrangements.

As disclosed by First United Corporation (the “Corporation”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020 (the “2020 Form 8-K”), the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors has adopted a Short-Term Incentive Plan (the “STIP”), which is a cash incentive award program intended to reward executives for the Corporation’s annual performance, with incentive goals selected each year by the Committee. A summary of the material terms of the STIP can be found in Item 5.02 of the 2020 Form 8-K under the heading, “First United Corporation Short-Term Incentive Plan”, which summary is incorporated herein by reference. A copy of the STIP was filed as Exhibit 10.2 to the 2020 Form 8-K.

On February 25, 2025, the Committee revised the incentive goals when it granted award opportunities under the STIP for 2025 to the Corporation’s principal executive officer (Carissa L. Rodeheaver), its principal financial officer (Tonya K. Sturm), and its other named executive officers (Robert L. Fisher, II and Jason B. Rush). For the 2025 award opportunities, the performance metrics are based on return on average assets, efficiency ratio, average delinquencies as a percentage of total loans, and individual performance criteria that are specific to each officer. Each officer’s specific metrics for his or her 2025 award opportunity are set forth in a revised Appendix A to the STIP, a copy of which is filed as Exhibit 10.1 hereto, are not material, are considered confidential by the Corporation until the financial results for 2025 have been determined, and will be disclosed as and when required by Item 402 of the SEC’s Regulation S-K. The following table provides information about the cash awards that could be earned by these officers for 2025 and paid in 2026 under the STIP:

GRANTS OF PLAN-BASED AWARDS

Name	Year	Estimated Possible Annual Payouts Under the STIP ($)
		Threshold	Target	Maximum (Stretch)
Carissa L. Rodeheaver	2025	$96,600	$193,200	$289,800
Tonya K. Sturm	2025	$36,796	$73,593	$110,389
Robert L. Fisher, II	2025	$36,199	$78,693	$118,040
Jason B. Rush	2025	$40,556	$81,113	$121,669

The Committee currently intends to also use the revised incentive goals for award opportunities granted in future years. The Corporation will file an amended Appendix A as an exhibit to a Current Report on Form 8-K if the goals materially change with respect to a future year.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
10.1	Revised Appendix A to the First United Corporation Short-Term Incentive Plan (filed herewith)*
104	Cover page interactive data file (embedded within the iXBRL document)

* Portions of Exhibit 10.1, identified in brackets, are excluded because they are both not material and would likely cause competitive harm to the Corporation if publicly disclosed. Such information will be disclosed as, if and when required pursuant to Item 402 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 3, 2025	By:	/s/	Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO